Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Mutual Funds

We consent to the use of our report dated December 30, 2008, incorporated herein by reference, on the financial statements of ING International Growth Opportunities Fund and ING International Capital Appreciation Fund, each a series of ING Mutual Funds, and to the references to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus.

/s/ KPMG LLP

Boston, Massachusetts

April 24, 2008